                                               Exhibit 99.1
The National Security Group, Inc.
661 East Davis Street
Post Office Box 703
Elba, Alabama 36323

PRESS RELEASE

FOR IMMEDIATE RELEASE

For Additional Information: Contact Brian McLeod – Chief Financial Officer @ (334) 897-2273.

The National Security Group, Inc
Declares Cash Dividend

    ELBA, ALABAMA (January 25, 2011)…On January 21, 2011, the Board of Directors of The National Security Group, Inc. (NASDAQ:NSEC), declared a quarterly dividend of $.15 per share.  This cash dividend is payable on February 28, 2011 to shareholders of record February 7, 2011.  With its home office in Elba, Alabama, The National Security Group, Inc. is an insurance holding company.  Company shares are traded on the NASDAQ Global Market under the symbol NSEC.